Exhibit 23.2

          CONSENT OF ARGY, WILTSE & ROBINSON, P.C. INDEPENDENT AUDITORS



We consent to the use of our report dated March 8, 2002 with respect to the consolidated financial statements of STRATESEC Incorporated included in the Annual Report (Form 10-KSB) for the year ended December 31, 2001.


/s/ ARGY, WILTSE & ROBINSON, P.C.

McLean, Virginia
April 10, 2003